Exhibit 10.3

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

made by

SAEXPLORATION HOLDINGS, INC.

and

CERTAIN OF ITS SUBSIDIARIES

in favor of

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

Dated as of September 26, 2018

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4.17	Cash Distributions with respect to Pledged Collateral	19
4.18	Inspections, Exams, Collateral Exams and Appraisals	19
4.19	Account Verification	19

SECTION 5. COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS		19

5.1	Collection of Receivables	19
5.2	Covenant Regarding New Deposit Accounts	19

SECTION 6. REMEDIAL PROVISIONS		20

6.1	[Intentionally Omitted]	20
6.2	Account Debtors; Remains Liable	20
6.3	Pledged Stock	20
6.4	Proceeds to be Turned Over To Collateral Trustee	21
6.5	Application of Proceeds	22
6.6	UCC Remedies and Other Remedies	22
6.7	Sale of Equity Interests	23
6.8	Grantor’s Obligations Upon Default	24
6.9	Grant of Intellectual Property License	24
6.10	Subordination	25
6.11	Deficiency	25

SECTION 7. THE COLLATERAL TRUSTEE		25

7.1	Collateral Trustee’s Appointment as Attorney-in-Fact, etc.	25
7.2	Duty of Collateral Trustee	27
7.3	[Intentionally Omitted]	28
7.4	Secured Party Performance of Debtor Obligations	28
7.5	Specific Performance of Certain Covenants	28
7.6	Authority of Collateral Trustee	29
7.7	Protections of Collateral Trustee	29

SECTION 8. MISCELLANEOUS		30

8.1	Amendments in Writing	30
8.2	Notices	30
8.3	Waivers	30
8.4	No Waiver by Course of Conduct; Cumulative Remedies	30
8.5	Enforcement Expenses; Indemnification	30
8.6	Successors and Assigns	31
8.7	Counterparts	31

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8.8	Severability	31
8.9	Section Headings	31
8.10	Integration	31
8.11	Reinstatement	31
8.12	GOVERNING LAW	32
8.13	Submission To Jurisdiction; Waivers	32
8.14	Acknowledgements	32
8.15	WAIVER OF JURY TRIAL	32
8.16	Additional Grantors	33
8.17	Releases	33
8.18	Inconsistencies with the Intercreditor Agreement	33

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SCHEDULES

Schedule 2	Filings and Other Actions Required to Perfect Security Interest
Schedule 3	Location of Jurisdiction of Organization and Chief Executive Office
Schedule 3.4	Collateral Locations
Schedule 3.5	Farm Products
Schedule 3.6	Investment Property
Schedule 3.6(a)	Pledged Stock
Schedule 3.6(b)	Pledge Debt Instruments
Schedule 3.6(f)	Certificated Pledged Stock
Schedule 4.10	Collection Account
Schedule 4.11	Locations of Inventory, Equipment and Books and Records
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims
Schedule 7	Deposit Accounts; Securities Accounts
Schedule 8	Letter-of-Credit Rights; Chattel Paper

ANNEXES

Annex 1	Assumption Agreement

EXHIBITS

Exhibit A	Form of Copyright Security Agreement
Exhibit B	Form of Patent Security Agreement
Exhibit C	Form of Trademark Security Agreement

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PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of September 26, 2018, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wilmington Savings Fund Society, FSB, as collateral trustee (in such capacity, together with any of its successors and permitted assigns in such capacity, the “Collateral Trustee”) for the Secured Parties referred to below.

W I T N E S S E T H:

WHEREAS, SAExploration Holdings, Inc., a Delaware corporation (the “Company”), the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as Trustee and Collateral Trustee, entered into that certain Senior Secured Convertible Notes Indenture dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Indenture”);

WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the proceeds of the Notes issued pursuant to the Indenture; and

WHEREAS, as a condition to the Holders acquiring the Notes issued under the Indenture, the Grantors are required to execute, and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and, notwithstanding the foregoing, unless otherwise defined herein, the following terms which are defined in the Uniform Commercial Code (as defined herein) are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claim, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Security and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Account Debtor” means an account debtor (as that term is defined in the Uniform Commercial Code).

“Agreement” means this Pledge and Security Agreement, as the same may be amended, restated, supplemented, replaced and/or otherwise modified from time to time, in accordance with the terms of the Indenture and as further defined in the Preamble to this Agreement.

“Capital Stock” means:

(a) in the case of a corporation, capital stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such entity;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(d) in the case of any other entity, any other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity; but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Collateral” as defined in Section 2 hereof.

“Collateral Account” as defined in Section 5.1 hereof.

“Collection Account” means the Deposit Account identified on Schedule 4.10 hereto.

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Uniform Commercial Code), and includes those commercial tort claims listed on Schedule 6 hereto.

“Company” shall have the meaning assigned to such term in the first Recital hereof.

“Control” has the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means, with respect to any deposit account, lockbox account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Collateral Trustee and the Required Holders, among the Collateral Trustee, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Grantor maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the Uniform Commercial Code, as applicable) over such account to the Collateral Trustee. Deposit Account Control Agreements and Securities Account Control Agreements shall constitute Control Agreements hereunder.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Copyright Security Agreement” means a Copyright Security Agreement substantially in the form of Exhibit A hereto.

“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 5 hereto, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Deposit Account” as defined in the UCC and, in any event, including without limitation, any demand, time, savings, passbook or like account maintained with a depository institution. All funds in each Deposit Account (other than Deposit Accounts constituting the Excluded Deposit/Securities Accounts) shall be presumed to be Collateral and Proceeds of Collateral, and the Collateral Trustee and the Secured Parties shall have no duty to inquire as to the source of the amounts on deposit in any Deposit Account.

“Deposit Account Control Agreement” means an agreement, in form reasonably satisfactory to the Collateral Trustee and the Required Holders, among any Grantor, a depository institution at which such Grantor maintains a deposit account or deposit accounts, and the Collateral Trustee with respect to collection and control of all deposits and balances held in such deposit account(s) maintained by such Grantor with such depository institution which agreement shall grant the Collateral Trustee Control of such deposit account(s) for the ratable benefit of the Secured Parties.

“Equity Interest” means, with respect to any Person, any and all shares, stock, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), joint venture interests, or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Issue Date, but excluding debt securities convertible or exchangeable into such equity.

“Excluded Account” means all Deposit Accounts used solely for (i) payroll and/or accrued employee benefits or (ii) employee benefit plans.

“Excluded Deposit/Securities Accounts” as defined in Section 5.1 hereof.

“Excluded Property” means:

(a) all of any Grantor’s right, title and interest in any leasehold or other non-fee simple interest in any Real Property of such Grantor (whether leased or otherwise held on the date hereof or leased or otherwise acquired after the date hereof);

(b) any permit or lease or license or any contractual obligation entered into by any Grantor, (i) that prohibits or requires the consent of any Person other than the Company or any of its Affiliates as a condition to the creation by any Grantor of a Lien on any right, title or interest in such permit, lease, license or contractual agreement or any Capital Stock or equivalent related thereto or (ii) to the extent that any Legal Requirement applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (i) and (ii), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Legal Requirement;

(c) (i) all foreign intellectual property and (ii) any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(d) fixed or capital assets owned by any Grantor that are subject to a purchase money Lien or a capital lease if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Company or any of its Affiliates as a condition to the creation of any other Lien on such equipment;

(e) motor vehicles subject to certificates of title (except (i) to the extent perfection can be obtained by the filing of Uniform Commercial Code financing statements and (ii) titled Equipment and Preempted Perfection Equipment, which shall be subject to Section 4.12 hereof;

(f) cash collateral pledged to a third-party to the extent permitted by this Indenture, securing, in the case of letters of credit, an amount not to exceed the face amount of cash collateralized letters of credit for the benefit of any of the Grantors and, in the case of Hedging Obligations, not to exceed the amount of such Hedging Obligations, in each case, to the extent such letters of credit or Hedging Obligations are permitted under the Indenture, as applicable;

(g) the Equity Interests in the Kuukpik Joint Venture, (ii) any interest in any Equity Interests that is not directly owned by any Grantor and (iii) any interest in any Equity Interests of any other joint venture, partnership or other entity that was or is existing (A) on the date hereof or (B) from and after the date hereof, in each case, if such joint venture, partnership or other entity is not a Subsidiary of a Grantor if and for so long as (x) the grant of a Lien with respect thereto is not permitted by the other partner, joint venture or joint venture partner, as applicable, and (y) the applicable Grantor has used commercially reasonable efforts to obtain the right to grant a Lien in such joint venture, partnership or other entity;

(h) (i) Equity Interests in excess of 65% of all outstanding voting Equity Interests of any first tier Foreign Subsidiary (including for the avoidance of doubt any controlled foreign corporation within the meaning of Section 957 of the IRC) or any Foreign Subsidiary Holding Company and (ii) any of the Equity Interests of any Subsidiary of any Foreign Subsidiary or Foreign Subsidiary Holding Company;

(i) any Collateral that has been released in accordance with this Indenture, the Indenture Documents or the Intercreditor Agreement (provided, that, for the avoidance of doubt, no such Collateral shall be released in accordance with a sale or disposition from a Grantor to a Grantor);

(j) [Intentionally omitted];

(k) the Excluded Accounts;

(l) any property or assets owned at any time or from time to time by any Foreign Subsidiary (to the extent otherwise permitted hereunder); and

(m) any asset or property constituting Equity Interests in a Foreign Subsidiary as to which the Required Holders in their reasonable discretion and as confirmed in writing to the Collateral Trustee upon request will not seek to obtain or perfect a security interest thereon if the costs of obtaining or perfecting such security interest outweighs the benefit to the Secured Parties of the security afforded thereby (based on the fair market value of such asset or property) (it being understood that such determination in respect of assets described in this clause (m) shall only apply with respect to actions required to create or perfect a security interest in the Collateral under the laws of any non-U.S. jurisdiction);

provided, that notwithstanding anything to the contrary contained clauses (a) through (m) above to the contrary, (a) Excluded Property shall not include any Proceeds of property described in clauses (a) through (m) above (unless such proceeds are also described in such clauses), and (b) no property or assets that are subject to a Lien securing the Obligations, including, without limitation, Proceeds of Collateral in the form of Excluded Property, shall constitute Excluded Property so long as such Lien remains in effect; provided, further, that at such time as any of the foregoing property no longer constitutes Excluded Property, such property shall immediately constitute Collateral and a Lien on and security interest in and to all of the right, title and interest of the applicable Grantor in, to and under such property shall immediately attach thereto.

“Foreign Jurisdiction” means any jurisdiction outside the United States.

“Foreign Registered Intellectual Property” as defined in Section 3.7 hereof.

“Indenture” shall have the meaning assigned to such term in the first Recital hereof.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, social media accounts and identifiers, specifications, documentations, reports, catalogs, literature, and any other forms of confidential, technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public on non-discriminatory terms which have been licensed to the Specified Party pursuant to end-user licenses), (B) the license agreements listed on Schedule 5 hereto, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Indenture Documents.

“Intercompany Notes” shall have the meaning set forth in the Indenture.

“Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) all other Equity Interests (whether or not classified as investment property under the Code) (including Equity Interests in any Excluded Subsidiary held by a Grantor).

“Issuers” means the collective reference to each issuer of Pledged Stock.

“Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 5 hereto, (ii) all continuations, divisional, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of such Grantor’s and each other Grantor’s rights corresponding thereto throughout the world.

“Patent Security Agreement” means a Patent Security Agreement substantially in the form of Exhibit B hereto.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the Uniform Commercial Code), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock equivalents listed on Schedule 3.6(a). Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by the Indenture.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 3.6(b) hereto, issued by the obligors named therein. Pledged Debt Instruments excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by this Agreement.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by this Agreement.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any organization document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3.6(a) hereto, in each case, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by this Agreement.

“Preempted Perfection Equipment” has the meaning specified therefor in Section 4.12 hereof.

“Proceeds” has the meaning specified in Section 2.

“Secured Obligations” shall have the same definition attributed to “Obligations” in the Indenture (which includes, for the avoidance of doubt, the “Guaranteed Obligations” (as defined in the Indenture)).

“Secured Parties” means, collectively, the Collateral Trustee, the Trustee and each Holder.

“Securities Account” means a securities account (as that term is defined in the Uniform Commercial Code).

“Securities Account Control Agreement” means an agreement, in form reasonably satisfactory to the Collateral Trustee and Required Holders, among any Grantor, a securities intermediary, broker or other institution holding such Grantor’s Securities Account(s), and the Collateral Trustee which agreement shall grant to the Collateral Trustee Control of such Securities Account(s) for the ratable benefit of the Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark Security Agreement” means a Trademark Security Agreement substantially in the form of Exhibit C hereto.

“Trademarks” means any and all trademarks, trade names, service marks, trade dress, taglines, brand names, logos and corporate names, and all registrations and applications therefor, including (i) the trademarks, trade names, service marks, trade dress, taglines, brand names, logos and corporate names, and all registrations and applications therefor listed on Schedule 5 hereto, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) each Grantor’s rights corresponding thereto throughout the world.

“UCC” or “Uniform Commercial Code” means the New York Uniform Commercial Code; provided, however, that in the event if a term is defined in Article 9 of the New York Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“U.S. Registered Intellectual Property” as defined in Section 3.7 hereof.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) The words “asset,” “property” and “Property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, without limitation, cash, securities, accounts, and contract rights.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby unconditionally grants and pledges to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all of the following Property, in each case, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) Accounts;

(b) Books;

(c) Chattel Paper;

(d) Deposit Accounts, including, without limitation, Permitted Foreign Deposit Accounts;

(e) Goods, including Equipment;

(f) General Intangibles, including, without limitation, Material Contracts, Intellectual Property and Intellectual Property Licenses;

(g) Inventory;

(h) Investment Related Property;

(i) Negotiable Collateral;

(j) Supporting Obligations;

(k) Commercial Tort Claims;

(l) money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of the Secured Parties (or any of their agents or designees);

(m) receivables due to such Grantor or another Grantor from Alaska Seismic Ventures and any tax credit, tax certificate, tax refund or refund claim assigned or issued to such Grantor or such other Grantor in connection therewith, including, without limitation, any Alaska Tax Credits; and

(n) all of the proceeds (as such term is defined in the Uniform Commercial Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles (including, without limitation, Intellectual Property and Intellectual Property Licenses), Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any tax credits, tax certificates, rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (collectively, the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to such Grantor or a Holder from time to time with respect to any of the Investment Related Property.

Notwithstanding anything contained in this Agreement or the other Indenture Documents to the contrary, the term “Collateral” shall not include any Excluded Property (but shall include the Proceeds and products of Excluded Property and each other item set forth in clause (n) above with respect to Excluded Property, in each case, to the extent that such Proceeds, products and other items do not themselves constitute Excluded Property).

Notwithstanding any other provisions set forth herein, SAExploration Acquisitions (U.S.), LLC shall not constitute a Grantor hereunder (or otherwise be subject to the any of the provisions hereof) unless and until the Closing Date Acquisition Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Holders to acquire the Notes issued pursuant to the Indenture, each Grantor hereby represents and warrants to the Collateral Trustee and each other Secured Party that on and as of the date hereof:

3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. As of the date hereof, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or in connection with Permitted Liens.

3.2 Perfected Liens. Subject to any provision herein or in the Indenture that expressly provides that Collateral Trustee’s Liens for the ratable benefit of the Secured Parties in certain amounts of certain types of Collateral, is not required to be perfected as of the date hereof, the security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 2 hereto (which, in the case of all filings and other documents referred to on said schedule, have been delivered to the Collateral Trustee (for the ratable benefit of the Secured Parties) in completed and, where applicable, duly executed form), constitute valid and perfected security interests in all of the Collateral, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for certain of the Permitted Liens.

3.3 Jurisdiction of Organization; Chief Executive Office. As of the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), federal employer identification number, the location and mailing address of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, all trade names or other names under which such Grantor commonly conducts business, and type of organization of such Grantor are specified on Schedule 3 hereto. As of the date hereof, such Grantor has furnished to the Collateral Trustee certified copies of its Organizational Documents, certified as of a recent date. On the date hereof, the name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date hereof. As of the date hereof, such Grantor has not during the past five years (i) except as described on Schedule 3 hereto, been a party to any acquisition, merger or consolidation or (ii) other than as set forth in Schedule 3 hereto, had any other legal name.

3.4 Collateral Locations.

As of the date hereof, the Grantors’ Inventory and Equipment (other than vehicles and Equipment out for repair) and Books are kept only (i) at the locations identified on Schedule 3.4 hereto, (ii) in transit between any of the locations referenced in this sentence and (iii) any domestic location accessible by a Grantor without restriction and owned, leased or licensed by a Grantor’s customer(s) to the extent necessary for such Grantor’s provision of services to such customer. Each Grantor has good title to, or valid leasehold interest in, all of such Inventory and Equipment, free and clear of all Liens except for Permitted Liens.

3.5 Farm Products.

As of the date hereof date hereof, none of the Collateral constitutes, or is the Proceeds of, Farm Products other than as set forth on Schedule 3.5 hereto. The value of such Collateral consisting of Farm Products does not exceed $500,000 as of the date hereof.

3.6 Investment Property.

(a) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

(b) No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Investment Property other than as set forth on Schedule 3.6 hereto.

(c) As of the date hereof, the Pledged Stock pledged by such Grantor hereunder constitutes all the issued and outstanding shares or other units of all classes of the Equity Interests of each Issuer owned by such Grantor.

(d) As of the date hereof, the Pledged Stock is duly and validly authorized and issued, fully paid and non-assessable (to the extent applicable), and all documentary stamp or other Taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid.

(e) As of the date hereof, no Issuer has issued, and there are not outstanding, any options, warrants or other rights to acquire Equity Interests of such Issuer other than as set forth on Schedule 3.6 hereto.

(f) As of the date hereof, certificates representing all of the certificated Pledged Stock owned by Grantors have been delivered to the Collateral Trustee for the ratable benefit of the Secured Parties, together with an undated stock power covering each such certificate duly executed in blank by the applicable Grantor to the Collateral Trustee, a list of such certificates is set forth on Schedule 3.6(f) hereto , in each case, unless the Grantors would not be required to deliver such certificates and powers to Collateral Trustee pursuant to Section 4.1 hereof.

(g) Neither the grant of the security interest in the Pledged Stock or any other Investment Property by any Grantor to the Collateral Trustee for the ratable benefit of the Secured Parties herein, nor the exercise by the Collateral Trustee (at the direction of the Required Holders) of its rights or remedies hereunder with respect thereto, will conflict with any provision of the articles of organization, certificate of formation, certificate of incorporation, articles of incorporation, charter, bylaws, limited liability company agreement or other organizational document of any Issuer or any agreement by and between any Grantor or Issuer and its shareholders or equity owners or among any such shareholders or equity owners. Except as expressly contemplated herein or any other Indenture Document, no consent, approval, authorization or order of, and no notice to or filing with, any court, Governmental Authority, Issuer, or third party is required in connection with the grant or perfection by the Grantors of the security interests in the Pledged Stock or any other Investment Property herein except as may be required under the UCC or any restrictions on transferability imposed by applicable state and federal securities laws or by laws affecting the offering and sale of securities generally.

(h) To each Grantor’s knowledge, each of the Pledged Debt Instruments constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms other than as set forth in Schedule 3.6(b) hereto and subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (it being understood that such knowledge qualifier shall not apply to the Intercompany Notes).

3.7 Intellectual Property. As of the date hereof, Schedule 5 hereto lists all (a) applications for United States federal registration and United States federally registered Intellectual Property owned by such Grantor in its own name on the date hereof (“U.S. Registered Intellectual Property”) and (b) applications for and registrations of all Intellectual Property registered outside of the United States owned by such Grantor in its own name on the date hereof (“Foreign Registered Intellectual Property”).

(a) As of the date hereof, (i) (A) all material U.S. Registered Intellectual Property is subsisting, unexpired and enforceable (except to the extent unenforceable due to invalidity), (B) all material Patents and Copyrights constituting U.S. Registered Intellectual Property are, to the knowledge of the Grantors, valid and (C) all material Trademarks constituting U.S. Registered Intellectual Property are valid and (ii) all Foreign Registered Intellectual Property is valid, subsisting, unexpired and enforceable, except to the extent that the failure of such Foreign Registered Intellectual Property to be valid, subsisting, unexpired and enforceable would not reasonably be expected to have a Material Adverse Change.

(b) As of the date hereof, Schedule 5 hereto lists all Intellectual Property Licenses. Except (i) as set forth in Schedule 5 hereto and (ii) all licenses granted by a Grantor in the ordinary course of business, as of the date hereof, none of the material Intellectual Property owned by a Grantor (other than that constituting Excluded Property) is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(c) No holding, decision or judgment has been rendered by Governmental Authority which would invalidate, limit or cancel such Grantor’s rights in, any Intellectual Property (other than that constituting Excluded Property) in any respect that would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or the Collateral Trustee’s security interest therein (for the ratable benefit of the Secured Parties).

(d) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to invalidate, limit or cancel any Intellectual Property (other than that constituting Excluded Property) or such Grantor’s ownership interest therein, which, if adversely determined, would have or cause a Material Adverse Change.

3.8 Deposit Accounts. On the date hereof, all of such Grantor’s Deposit Accounts and Securities Accounts are listed on Schedule 7 hereto, specifically indicating the type of Deposit Account and whether or not it is an Excluded Account.

3.9 Letter-of-Credit Rights and Chattel Paper. On the date hereof, Schedule 8 hereto lists all of the Grantors’ Letter-of-Credit Rights and Chattel Paper having a face amount in excess of $250,000. All action by such Grantor necessary to protect and perfect the Collateral Trustee’s Lien (for the ratable benefit of the Secured Parties) under the laws of the United States on each item listed on Schedule 8 hereto has been duly taken (including, subject to the Intercreditor Agreement, the delivery of all originals as required hereunder and the placement of the following legend on all Chattel Paper: “This [chattel paper] is subject to the security interest of [Wilmington Savings Fund Society, FSB or its successors and assigns], in its capacity as Collateral Trustee for the Holders, and any sale, transfer, assignment or encumbrance of this [chattel paper] violates the rights of such secured party.”).

3.10 Commercial Tort Claims. (a) As of the date hereof, except to the extent listed in Schedule 6 hereto, no Grantor has rights in any Commercial Tort Claims with an aggregate potential value in excess of $250,000.

(b) Upon the filing of a financing statement covering any Commercial Tort Claim described on Schedule 6 hereto (including any supplement thereto pursuant to Section 4.9 hereof) against such Grantor in the jurisdiction specified in Schedule 2 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for certain of the Permitted Liens.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Collateral Trustee and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations (other than any contingent indemnification obligations) shall have been paid in full in immediately available funds and all of the Indenture Documents have been terminated:

4.1 Delivery of Instruments, Investment Related Property and Chattel Paper. Subject to the Intercreditor Agreement and without limiting Grantor’s obligations under Section 4.15 hereof, in the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case, having an aggregate value or face amount of $250,000 or more in the aggregate, the Grantors shall promptly (and in any event within three (3) Business Days after receipt thereof), notify the Collateral Trustee thereof, and if and to the extent that perfection or priority of the Collateral Trustee’s Liens are dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within three (3) Business Days) after request by the Collateral Trustee (at the direction of the Required Holders), shall execute such other documents and instruments as shall be requested by the Collateral Trustee (at the direction of the Required Holders) or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property (to the extent certificated), or Chattel Paper to the Collateral Trustee, together with such undated powers (or other relevant document of assignment or transfer acceptable to transfer title to the Collateral Trustee) endorsed in blank or as shall be requested by the Collateral Trustee (at the direction of the Required Holders), and shall do such other acts or filings deemed necessary or desirable by the Collateral Trustee (at the direction of the Required Holders) to enhance, perfect and protect the Collateral Trustee’s Liens therein.

4.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Subject to any provision herein or in the Indenture that expressly provides that Collateral Trustee’s Liens (for the ratable benefit of the Secured Parties) in certain amounts of certain types of Collateral are not required to be created or perfected, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Subject to the Intercreditor Agreement and without limiting such Grantor’s obligations under Section 4.2(a) hereof, subject to any provision herein or in the Indenture that expressly provides that Collateral Trustee’s Liens (for the ratable benefit of the Secured Parties) in certain amounts of certain types of Collateral are not required to be created or perfected, at any time and from time to time, upon the written request of the Collateral Trustee (at the direction of the Required Holders) and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee (at the direction of the Required Holders) may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Electronic Chattel Paper, Deposit Accounts, Investment Property, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Trustee to obtain Control (for the ratable benefit of the Secured Parties) with respect thereto, in each case, in accordance with the provisions hereof, (iii) execute or deliver to the Collateral Trustee any and all fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that the Collateral Trustee (at the direction of the Required Holders) may reasonably request and in form and substance reasonably satisfactory to the Required Holders, to create, perfect, and continue perfection or to better perfect the Collateral Trustee’s Liens in all of the assets that constitutes Collateral of each Grantor under applicable Legal Requirements in the United States (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Indenture Documents.

(c) To the maximum extent permitted by applicable law, if any applicable Grantor refuses or fails to execute or deliver any reasonably requested Additional Documents, such Grantor hereby authorizes the Collateral Trustee to execute any such Additional Documents in the applicable Grantor’s name, as applicable, and authorizes the Collateral Trustee to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Grantor shall take such actions as are necessary or that the Collateral Trustee (at the direction of the Required Holders) may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Grantors other than Excluded Property.

(d) Each Grantor will execute and deliver to the Collateral Trustee such other instruments or notices, as are necessary or that the Collateral Trustee may reasonably request (at the direction of the Required Holders), in order to perfect and preserve the security interest granted or purported to be granted hereby under applicable Legal Requirements in the United States.

(e) Each Grantor authorizes the Collateral Trustee at any time and from time to time to file, transmit, or communicate, as applicable, financing statements in such form and in such offices as the Collateral Trustee reasonably determines (at the direction of Required Holders) appropriate to perfect the security interests of the Collateral Trustee under this Agreement (i) describing the Collateral as “all personal property of debtor”, “all assets of debtor”, “all personal property now existing or hereafter acquired”, “all assets now existing or hereafter acquired”, “all personal property and assets of Debtor now existing or hereafter acquired” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of such financing statement, in each case, provided, that such authorization shall not impose any such duty upon the Collateral Trustee to file such financing statements. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by or on behalf of the Collateral Trustee in any jurisdiction. Nothing in this Section 4.2(e) shall relieve any Grantor from its obligation to file financing statements, to file any continuation statements or to otherwise maintain perfection of the Collateral Trustee’s security interest for the benefit of the Secured Parties as such obligations are set forth in this Agreement, the Indenture or any other document (subject to the provisions of Section 4.2(f) hereof).

(f) Each Grantor acknowledges that no Grantor is authorized to file any financing statement or amendment or termination statement with respect to any financing statement previously filed in connection with this Agreement or any other Indenture Document, without the prior written consent of the Collateral Trustee (at the direction of the Required Holders), subject to such Grantor’s rights under Section 9- 509(d)(2) of the Code.

4.3 Changes in Locations, Name, etc. Such Grantor will not, except upon ten (10) days’ prior written notice or such shorter notice period agreed to by the Collateral Trustee (at the direction of the Required Holders), to the Collateral Trustee and delivery to the Collateral Trustee of all additional executed financing statements and other documents (which the Company shall promptly file or record in all appropriate filing and/or recording offices), if any, necessary to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence, as the case may be, or mailing address from that referred to in Section 3.3 hereof, provided, that no Grantor will change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence to a jurisdiction or location outside of the United States without the prior written consent of the Required Holders; or

(ii) change its name or organization identification number issued by its state of organization or type of entity or federal employer identification number.

4.4 Intentionally Omitted.

4.5 Investment Property.

(a) on the occurrence and during the continuance of an Event of Default, following the request of the Collateral Trustee (at the direction of the Required Holders), subject to the Intercreditor Agreement, all sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Grantor shall be held by such Grantor in trust for the benefit of the Collateral Trustee segregated from such Grantor’s other property, and such Grantor shall deliver it promptly to the Collateral Trustee in the exact form received unless the same has been delivered to the ABL Loan Agent or Term Agent pursuant to the Intercreditor Agreement; and

(b) Except for assets of the Grantors located outside the United States, each Grantor shall cooperate with the Collateral Trustee in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Related Property or to effect any sale or transfer thereof.

Except as provided in Section 6.3(b) hereof, the Grantors shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would contravene or result in any violation of any provision of any Indenture Document in any material respect.

4.6 Electronic Chattel Paper.

(a) Promptly (and in any event within three (3) Business Days) after request by the Collateral Trustee (at the direction of the Required Holders), each Grantor shall take all steps reasonably necessary to grant the Collateral Trustee control of all electronic Chattel Paper of any Grantor in accordance with the Uniform Commercial Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the individual or aggregate value or face amount of such electronic Chattel Paper equals or exceeds $250,000;

(b) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of the Collateral Trustee (at the direction of the Required Holders), such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of “Wilmington Savings Fund Society, FSB, as Collateral Trustee, together with its successors and assigns”; and

(c) This Section 4.6 shall be subject to the Intercreditor Agreement.

4.7 Intellectual Property.

(a) No less frequently then once each calendar year within forty five (45) days after the end of each calendar year (or more frequently upon the request of the Collateral Trustee (at the direction of the Required Holders)), in order to facilitate filings with the PTO and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Trustee one or more Copyright Security Agreements (if such Grantor owns any Copyrights that are not already subject to a recorded Copyright Security Agreement), one or more Patent Security Agreements (if such Grantor owns any Patents that are not already subject to a recorded Patent Security Agreement) and one or more Trademark Security Agreements (if such Grantor owns any Trademarks that are not already subject to a recorded Trademark Security Agreement) to further evidence the Collateral Trustee’s Lien on such Grantor’s Patents, Trademarks, or Copyrights (if any), and the General Intangibles of such Grantor relating thereto or represented thereby arising, developed and/or acquired during such calendar year (or such shorter period of time since the most recent Copyright Security Agreements, Trademark Security Agreements and Patent Security Agreements were executed and recorded) just ended;

(b) Each Grantor shall have the duty, exercised in a commercially reasonable manner in the reasonable business judgment of such Grantor, with respect to Intellectual Property that is necessary in the proper conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, dilution, or other similar violation and to recover any and all damages for such infringement, misappropriation, dilution, or other similar violation, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter, (D) to prosecute diligently any copyright application that is part of the Copyrights pending as of the date hereof or hereafter, (E) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, other Intellectual Property, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (F) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment to such Grantor of Intellectual Property rights created or developed and obligations of confidentiality. No Grantor shall abandon any Intellectual Property or Intellectual Property License that is necessary in the proper conduct of such Grantor’s business. Each Grantor shall take the steps described in this Section 4.7(b) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the proper conduct of such Grantor’s or Domestic Subsidiary’s business;

(c) Each Grantor acknowledges and agrees that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 4.7(c), each Grantor acknowledges and agrees that the Secured Parties shall not be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but the Collateral Trustee (at the direction of the Required Holders), subject to the Intercreditor Agreement and this Indenture, may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable documented out-of-pocket fees and expenses of attorneys and other professionals) shall constitute Secured Obligations hereunder;

(d) Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright that is necessary in the proper conduct of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the Grantors; and

(e) No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a Lien in such Intellectual Property License (and all rights of such Grantor thereunder) to the Collateral Trustee (and any transferees of the Collateral Trustee) for the benefit of the Secured Parties.

4.8 [Intentionally Omitted].

4.9 Commercial Tort Claims. If the Grantors (or any of them) obtain or otherwise incur Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within three (3) Business Days of obtaining such Commercial Tort Claim), notify the Collateral Trustee upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five (5) Business Days after incurring or obtaining such Commercial Tort Claim(s)), supplement Schedule 6 hereto to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims in accordance with the requirements of the Uniform Commercial Code, and, within five (5) Business Days after incurring or obtaining such Commercial Tort Claim(s), shall file additional financing statements describing such Commercial Tort Claims (and agrees to do such other acts or filings necessary or as reasonably requested by the Collateral Trustee (at the direction of the Required Holders)) to give the Collateral Trustee for the benefit of the Secured Parties a perfected first priority security interest in any such Commercial Tort Claim(s) (subject to the Intercreditor Agreement), which Commercial Tort Claim(s) shall not be subject to any other Liens other than Permitted Liens.

4.10 Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $250,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within three (3) Business Days after becoming a beneficiary), notify the Collateral Trustee thereof and, promptly (and in any event within three (3) Business Days) after request by the Collateral Trustee (at the direction of the Required Holders), enter into a tri-party agreement with the Collateral Trustee and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Collateral Trustee and directing all payments thereunder to the Collection Account unless otherwise directed by the Collateral Trustee (at the direction of Required Holders), all in form and substance reasonably satisfactory to the Required Holders; provided, that this Section 4.10 shall be subject to the Intercreditor Agreement.

4.11 Collateral Access Agreements. Each Grantor shall keep its Inventory and Equipment (other than vehicles and Equipment out for repair) and Books of each Grantor and each of its Domestic Subsidiaries only at the locations identified on Schedule 4.11 hereto and keep the chief executive office of each Grantor and each of its Subsidiaries (other than the Excluded Subsidiaries) only at the locations identified on Schedule 3 hereto; provided, however, that, so long as no Event of Default has occurred and is continuing, each Grantor may (a) move Equipment to and from and keep Equipment at any domestic location accessible by a Grantor without restriction and owned, leased or licensed by a Grantor’s customer(s) to the extent necessary for such Grantor’s provision of services to such customer, and so long as such Grantor timely reports the presence of such Equipment at such new location pursuant to Schedule 4.11 hereto, and further subject to Collateral Trustee’s right (at the direction of the Required Holders) to require a Collateral Access Agreement with respect thereto upon the occurrence of an Event of Default; (b) [Intentionally Omitted] and (c) amend Schedule 4.11 hereto so long as the applicable Grantor or Subsidiary provides the Collateral Trustee a Collateral Access Agreement (upon request by Collateral Trustee, at the direction of Required Holders) with respect thereto if such location is not owned by such Grantor and the value of the Inventory, Equipment or books exceeds $250,000.

4.12 Motor Vehicles; Vessels; Titled Goods. Subject to the Intercreditor Agreement, promptly (and in any event within five (5) Business Days) after (i) (A) request by the Collateral Trustee (at the direction of the Required Holders) with respect to (x) any titled Equipment or (y) Equipment used in Grantors’ Alaska Operations that is not susceptible to perfection by the filing of a financing statement pursuant to the Code (“Preempted Perfection Equipment”) and (B) the value of any titled Equipment or Preempted Perfection Equipment exceeds $100,000 individually or all such Equipment exceeds $500,000 in the aggregate, or (ii) the occurrence and continuation of a Default or an Event of Default (upon the request by the Collateral Trustee (at the direction of the Required Holders)), in either case, each Grantor owning such Equipment shall deliver to the Collateral Trustee, (x) an original certificate of title or similar document issued by the applicable Governmental Authority for each such Equipment titled under state law, together with a signed title application naming the Collateral Trustee as a lien holder or lien holder with respect to such Equipment and will cause such title certificates to be filed (with the Collateral Trustee’s Lien noted thereon) in the appropriate filing office, and (y) a similar perfection instrument for any Preempted Perfection Equipment, including a signed preferred ship mortgage for any federally registered vessel.

4.13 Material Contracts. Company and each other Grantor shall maintain all Material Contracts in full force and effect and shall not default in the payment or performance of any material obligations thereunder.

4.14 Government Contracts. Other than Accounts the aggregate value of which does not at any one time exceed $250,000, if any Account of any Grantor arises out of a contract or contracts with the United States of America or any State or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within three (3) Business Days of the creation thereof) notify the Collateral Trustee thereof and, promptly (and in any event within three (3) Business Days) after request by the Collateral Trustee (at the direction of the Required Holders), subject to the Intercreditor Agreement, execute any instruments or take any steps necessary as may be reasonably required by the Collateral Trustee (at the direction of Required Holders) in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Trustee, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.

4.15 Pledged Collateral. Subject in all respects to the Intercreditor Agreement as long as any Secured Obligation remains outstanding (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) each Grantor shall (A) deliver to the Collateral Trustee, in suitable form for transfer and in form and substance satisfactory to the Required Holders, (1) all Pledged Certificated Stock, (2) all Pledged Debt Instruments, including all Indebtedness described on Schedule 3.6 hereto, in each case, (i) having a stated value in excess of $250,000 in the aggregate and (3) all certificates and instruments evidencing Pledged Investment Property with a stated value in excess of $250,000 in the aggregate and (B) maintain all other Pledged Investment Property with a stated value in excess of $250,000 in the aggregate in a Controlled Securities Account.

4.16 Pledged Uncertificated Stock. Each Grantor hereby covenants and agrees that, without the prior express written consent of the Required Holders, it will not agree to any election by any limited liability company to treat the Pledged Stock as securities governed by Article 8 of the Uniform Commercial Code of any jurisdiction and in any event will promptly notify the Collateral Trustee in writing if such Pledged Stock will be treated as a security governed by Article 8 of the Uniform Commercial Code of any jurisdiction and, in such event, take such action as the Collateral Trustee may request (at the direction of Required Holders) in order to establish the Collateral Trustee’s “control” (within the meaning of Section 8-106 of the Code) over such Pledged Stock.

4.17 Cash Distributions with respect to Pledged Collateral. Except as provided in Section 6.3 hereof, such Grantor shall be entitled to receive all cash distributions and dividends paid in respect of the Pledged Collateral.

4.18 Inspections, Exams, Collateral Exams and Appraisals. At the Company’s expense, the Company and each other Grantor, as applicable, shall permit the Collateral Trustee, and each of the Collateral Trustee’s duly authorized representatives to visit any of the Company’s or any other Grantors properties, or cause any other Person to allow the Collateral Trustee to visit any such Person’s property on which any Collateral is located, and inspect any of the Company’s or any other Grantors assets or Books and Records, to conduct inspections, exams and appraisals of the Collateral, to examine and make copies of the Company’s or any other Grantors Books and Records, and to discuss the Company’s or any other Grantors affairs, finances, and accounts with, and to be advised as to the same by, the Company’s and any other Grantor’s officers and employees at such reasonable times and intervals as the Required Holders may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Company.

4.19 Account Verification. Each Grantor shall permit the Collateral Trustee, in the Collateral Trustee’s name or in the name of a nominee of the Collateral Trustee, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise. Further, at the request of the Collateral Trustee (at the direction of the Required Holders), the Company and each applicable Grantor shall send requests for verification of Accounts or send notices of assignment of Accounts to Account Debtors and other obligors.

SECTION 5. COLLECTION AND APPLICATION OF

COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

5.1 Collection of Receivables. Within seventy-five (75) days after the date hereof, each Grantor shall execute and deliver to the Collateral Trustee for the ratable benefit of the Secured Parties, Deposit Account Control Agreements for each Deposit Account and Securities Account Control Agreement for each Securities Account (other than (i) in the case of Deposit Accounts, any Excluded Accounts and (ii) in the case of Securities Account, the funds in which are used solely for trust, fiduciary or escrow payments (in each case related to employee compensation), tax payments, payroll, payroll taxes, worker’s compensation, pension benefits or other employee and wage benefit payments and similar expenses or taxes related thereto (“Excluded Securities Accounts”; together with Excluded Accounts, the “Excluded Deposit/Securities Accounts”)) maintained by such Grantor as of the date hereof (such Deposit Accounts and Securities Accounts, excluding all Excluded Deposit/Securities Accounts, each, a “Collateral Account”), which Deposit Accounts and Securities Accounts as of the date hereof are identified as such on Schedule 7 hereto.

5.2 Covenant Regarding New Deposit Accounts.

(a) Before opening, transferring or replacing any Deposit Account or Securities Account, each Grantor shall so notify the Collateral Trustee and, within seventy five (75) days after opening, transferring or replacing any Deposit Account or Securities Account, such Grantor shall cause each bank or financial institution in which it seeks to open a Deposit Account or Securities Account (in each case, other than Excluded Deposit/Securities Accounts), to enter into a Deposit Account Control Agreement or Securities Account Control Agreement (as applicable) with the Collateral Trustee which shall be in form and substance satisfactory to Collateral Trustee and Required Holders.

(b) Notwithstanding any other provision set forth herein, upon the occurrence and during the continuance of an Event of Default, each Grantor following the request of the Collateral Trustee (at the direction of the Required Holders in their sole discretion), shall (i) obtain a Control Agreement (or its substantial equivalent) from each bank maintaining a Permitted Foreign Deposit Account for such Grantor, or (ii) to the extent permitted by applicable law, close any Permitted Foreign Deposit Account and transfer all funds in such account to a Collateral Account.

(c) Within seventy five (75) days after acquiring uncertificated securities or opening a commodities account, or such greater period of time as may be approved by the Collateral Trustee (at the direction of the Required Holders in their sole discretion), each Grantor shall obtain a Control Agreement, from each issuer of uncertificated securities or commodities intermediary issuing or holding any commodities to or for any such Grantor.

SECTION 6. REMEDIAL PROVISIONS

6.1 [Intentionally Omitted].

6.2 Account Debtors; Remains Liable.

(a) The Collateral Trustee in its own name or in the name of others (acting at the direction of the Required Holders) at any time after the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, may give notice to an Account Debtor or other Person obligated to pay an Account, a General Intangible, Negotiable Collateral, or other amount due, notice that the Account, General Intangible, Negotiable Collateral or other amount due has been assigned to the Collateral Trustee for security and must be paid directly to the Collateral Trustee and the Collateral Trustee (at the direction of the Required Holders) may collect the Accounts, General Intangible and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of the Obligations under the Indenture Documents.

(b) Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Parties of any of the rights hereunder shall not release such Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Secured Parties shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

6.3 Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee shall have given notice (acting at the direction of the Required Holders) to the relevant Grantor of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to Section 6.3(b) hereof, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and other Investment Property and all payments made in respect of the Pledged Debt Instrument, in each case, to the extent permitted in the Indenture, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property that constitutes Collateral; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Indenture Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Trustee shall give notice (acting at the direction of the Required Holders) of its intent to exercise such rights to the relevant Grantor or Grantors, subject to the Intercreditor Agreement, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and the other Investment Property that constitutes Collateral and shall make application thereof to the Secured Obligations in the order set forth in Section 9.05 of the Indenture, and (ii) at the direction of Collateral Trustee (at the direction of Required Holders) any or all of the Investment Property that constitutes Collateral shall be registered in the name of the Collateral Trustee or its nominee, and the Collateral Trustee or its nominee may thereafter exercise, at the direction of the Required Holders (x) all voting, corporate and other rights pertaining to such Investment Property that constitutes Collateral at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Trustee of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee (acting at the direction of the Required Holders) may determine), all without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property that constitutes Collateral pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee (acting at the direction of the Required Holders) in writing in accordance with the terms of this Agreement that (x) states that an Event of Default has occurred and is continuing and (y) without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) during the continuance of an Event of Default, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock and other Investment Property directly to the Collateral Trustee for the benefit of the Secured Parties.

6.4 Proceeds to be Turned Over To Collateral Trustee. Subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing, upon the request of the Collateral Trustee (acting at the direction of the Required Holders), all Proceeds constituting Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Trustee and the other Secured Parties, and either (a) segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, as applicable) or (b) deposited into a Collateral Account (whether or not so required under Section 5.1 hereof). All Proceeds while held by the Collateral Trustee (or by such Grantor in trust for the Collateral Trustee and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.

6.5 Application of Proceeds. Subject to the Intercreditor Agreement, from and during the continuance of any Event of Default, any monies or property actually received by Collateral Trustee pursuant to this Agreement including without limitation in connection with the exercise of any rights or remedies under this Agreement, shall be applied in the order set forth in Section 9.05 of the Indenture.

6.6 UCC Remedies and Other Remedies. Subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, at the direction of the Required Holders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Legal Requirement. Subject to the Intercreditor Agreement and applicable law, and without limiting the generality of the foregoing, the Collateral Trustee (at the direction of Required Holders), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances (a) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Trustee or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, (b) give notice of sole control or any other instruction under any Deposit Account Control Agreement or Securities Account Control Agreement or other Control Agreement with any securities intermediary and take any action therein with respect to such Collateral and (c) concurrently with written notice to the applicable Grantor of its intent to exercise rights and remedies, transfer and register in its name or in the name of its nominee the whole or any part of the Investment Property, to exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, and subject to the notice requirements of Section 6.3 hereof, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Investment Property as though the Collateral Trustee was the outright owner thereof. The Collateral Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released provided, that individual Holders shall not be permitted to “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise under the Bankruptcy Code (which right to credit bid shall be exercised solely by the Collateral Trustee, at the direction of the Required Holders). Each Grantor further agrees, at the Collateral Trustee’s request (at the direction of the Required Holders), to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. Subject to the Intercreditor Agreement, the Collateral Trustee (at the direction of the Required Holders) shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 in accordance with Section 6.5 hereof and only after such application and the payment of all Secured Obligations in full in immediately available funds and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Collateral Trustee account for the surplus, if any, to any Grantor. Without limiting the provisions of Section 8.3 hereof, to the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, which is not waived under Section 8.3 hereof, such notice shall be deemed reasonable and proper in every case if given at least ten (10) days before such sale or other disposition (it being understood that a shorter period may also be reasonable given the circumstances). Subject to the Intercreditor Agreement, until the Collateral Trustee is able to effect a sale, lease, or other disposition of Collateral, the Collateral Trustee shall have the right to hold or use Collateral for the benefit of the Secured Parties, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Trustee (at the direction of the Required Holders). Subject to the Intercreditor Agreement, the Collateral Trustee (at the direction of the Required Holders) may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Trustee’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Notwithstanding the foregoing, neither the Collateral Trustee nor any of the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral. Notwithstanding any provisions set forth in Section 6.6 hereof, the Collateral Trustee shall not be required to take any action or use its discretion under this Section 6.6, and the Collateral Trustee shall not take any such action, in each case, other than at the direction of the Required Holders, and any discretion afforded the Collateral Trustee under this Section 6.6 shall be deemed to be discretion afforded to the Required Holders.

6.7 Sale of Equity Interests.

(a) [Intentionally Omitted].

(b) Each Grantor recognizes that the Collateral Trustee may, at the direction of the Required Holders, in connection with Collateral Trustee’s exercise of its rights and remedies during the continuation of an Event of Default, exercise its right to sell Pledged Stock in one or more sales thereof to purchasers that would otherwise satisfy the requirements of the Securities Act (for the purposes of this Section 6.7, such sale a “Private Sale”). Each Grantor acknowledges and agrees that any such Private Sale may result in prices and other terms less favorable than if such sale were of Pledged Stock registered under the provisions of the Securities Act and, notwithstanding such circumstances or any other circumstances, agrees that no such Private Sale shall be deemed to have been made in a commercially unreasonable manner solely because the Pledged Stock had not been registered under the provisions of the Securities Act. In no circumstances shall the Collateral Trustee be under any obligation to register Pledged Stock under the provisions of the Securities Act, even if such Issuer would agree to do so nor shall the Collateral Trustee be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale.

(c) Each Grantor agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Trustee and the other Secured Parties, that the Collateral Trustee and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

6.8 Grantor’s Obligations Upon Default. Subject to the Intercreditor Agreement, upon the request of the Collateral Trustee (at the direction of the Required Holders) after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Trustee the Collateral and all books and records relating thereto at any place or places specified by the Collateral Trustee acting at the direction of the Required Holders, whether at a Grantor’s premises or elsewhere; and

(b) subject in all cases to any lease or sub-lease agreements and any collateral access agreements, permit the Collateral Trustee (at the direction of the Required Holders), by the Collateral Trustee’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

6.9 Grant of Intellectual Property License. For the sole purpose of enabling the Collateral Trustee to exercise the rights and remedies under this Agreement at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies upon the occurrence and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Collateral Trustee, for the benefit of the Collateral Trustee and the other Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, on such terms and conditions as the Collateral Trustee shall reasonably determine (at the direction of Required Holders), any Intellectual Property (other than Excluded Property) and, in the case of Trademarks prior to the acceleration of the Secured Obligations, subject to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property and (b) subject to reasonable quality control prior to the acceleration of the Secured Obligations, irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Collateral Trustee may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Trustee’s rights under this Agreement, may (subject to any restrictions contained in applicable third-party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Trustee may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. The use of the licenses granted pursuant to clauses (a) and (b) of the preceding sentence to the Collateral Trustee may be exercised only upon the occurrence and during the continuance of an Event of Default; provided, however, that if any assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective and the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, to the extent that no Default or Event of Default is then continuing, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments, terminations, or other transfers as may be necessary to reassign to such Grantor and terminate any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, that, any such transfer or assignment shall be without any representation or warranty and after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect. Notwithstanding any provisions set forth in this Section 6.9, the Collateral Trustee shall not be required to take any action or use its discretion under this Section 6.9, and the Collateral Trustee shall not take any such action, in each case, other than at the direction of the Required Holders, and any discretion afforded to Collateral Trustee under this Section 6.9 shall be deemed to be discretion afforded to the Required Holders.

6.10 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Trustee (acting at the direction of the Required Holders), all Debt owing by it to, or to it by, any Grantor shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations and all Debt owing by it to any Subsidiary of Grantor shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

6.11 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations (including, without limitation, the fees and disbursements of any attorneys employed by the Collateral Trustee or any other Secured Party to collect such deficiency).

SECTION 7. THE COLLATERAL TRUSTEE

7.1 Collateral Trustee’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable that constitutes Collateral with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee acting at the direction of the Required Holders for the purpose of collecting any and all such moneys due under any Receivable that constitutes Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of (A) any Intellectual Property that constitutes Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request (acting at the direction of the Required Holders) to evidence the Collateral Trustee’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and (B) in the case of any insurance, obtain any insurance and pay any insurance premiums with respect to such insurance called for by the terms of this Agreement or the Indenture (including, but not limited to Section 4.11 of the Indenture) but only to the extent not obtained and maintained by any Grantor;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs called for by the terms of this Agreement and pay all or any part of costs thereof;

(iv) to prepare and file any UCC financing statements against such Grantor as debtor;

(v) execute, in connection with any sale provided for in Sections 6.6 or 6.7 hereof or otherwise in accordance with this Agreement, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct (as directed by Required Holders); ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate (as directed by Required Holders); assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine (as directed by Required Holders); and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee (at the direction of Required Holders) deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vii) TO ACT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.1 ABOVE) WITH RESPECT TO ITS INVESTMENT PROPERTY, INCLUDING, SUBJECT TO SECTION 6.3 HEREOF, THE RIGHT TO VOTE SUCH INVESTMENT PROPERTY, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH INVESTMENT PROPERTY, THE APPOINTMENT OF THE COLLATERAL TRUSTEE AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, SUBJECT TO SECTION 6.3 HEREOF, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH INVESTMENT PROPERTY, WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF).

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not, and is not authorized to, exercise any rights under the power of attorney provided for in this Sections 7.1(a) (other than Sections 7.1(a)(ii) and 7.1(a)(iv)) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained in this Agreement, the Collateral Trustee may (but shall not be obligated to) perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on the Secured Obligations, from the date of payment by the Collateral Trustee to the date reimbursed by the Grantors, shall be payable by Grantors to the Collateral Trustee on demand, or directly out of Proceeds from any relevant Collateral, at the Collateral Trustee’s discretion.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(e) Notwithstanding any provisions set forth in Section 7.1 hereof, the Collateral Trustee shall not be required to take any action or use its discretion under this Section 7.1, and the Collateral Trustee shall not take any such action, in each case, other than at the direction of the Required Holders (or, in the case of Sections 7.1(a)(ii) and 7.1(a)(iv), at the direction and/or discretion of the Required Holders), and any discretion afforded to the Collateral Trustee under this Section 7.1 shall be deemed to be discretion afforded to the Required Holders (or, in the case of Sections 7.1(a)(ii) and 7.1(a)(iv), at the direction and/or the discretion of the Required Holders).

7.2 Duty of Collateral Trustee. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee, any other Secured Party nor any of their respective representatives, successors, assigns, affiliates, partners, members, investors, shareholders, attorneys, officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person (other than, in the case of the Collateral Trustee, if the Person providing such direction to sell or otherwise dispose of the Collateral is the Required Holders)) or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers, rights and discretionary duties conferred on the Collateral Trustee and the other Secured Parties hereunder are solely to protect the Collateral Trustee’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers. The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their representatives, successors, assigns, affiliates, partners, members, investors, shareholders, attorneys, officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. To the extent that any Legal Requirement imposes duties on the Collateral Trustee to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it may be commercially reasonable for the Collateral Trustee (i) to fail to incur expenses deemed significant by the Collateral Trustee to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by any Legal Requirement, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Trustee against risks of loss, collection or disposition of Collateral or to provide to the Collateral Trustee a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Trustee (at the direction of Required Holders), to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Trustee in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Trustee may be commercially reasonable in the Collateral Trustee’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Trustee shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Trustee that would not have been granted or imposed by this Agreement or by any Legal Requirement in the absence of this Section 7.2.

7.3 [Intentionally Omitted].

7.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Trustee may, acting at the direction of the Required Holders, after the occurrence and during the continuance of an Event of Default, perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement but failed to perform or pay and the Grantors shall reimburse the Collateral Trustee for any amounts paid by the Collateral Trustee pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Collateral Trustee pursuant to the preceding sentence shall be a Secured Obligation payable on demand, or directly out of Proceeds from any relevant Collateral.

7.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that an Event of Default that has occurred and is continuing as a result of a breach of any of the covenants contained herein will cause irreparable injury to the Collateral Trustee and the other Secured Parties, that the Collateral Trustee and the other Secured Parties have no adequate remedy at law in respect of such Events of Default and therefore agrees, without limiting the right of the Collateral Trustee or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained herein shall, to the extent permitted under applicable law, be specifically enforceable against the Grantors.

7.6 Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment, discretionary duty or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.7 Protections of Collateral Trustee.

(a) For all purposes of this Agreement, the Collateral Trustee shall not be deemed to have notice or knowledge of any Event of Default or matter hereunder unless written notice of such event is received by the Collateral Trustee conspicuously specifying that an Event of Default has occurred and is continuing or an officer of the Collateral Trustee responsible for the administration of this Agreement has actual knowledge thereof.

(b) Nothing in this Agreement, the Indenture, the Intercreditor Agreement or any other Indenture Document shall be interpreted as giving the Collateral Trustee responsibility for or any duty concerning the validity, perfection, priority or enforceability of any Lien or security interest in any Collateral or giving the Collateral Trustee any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability unless expressly directed by Required Holders.

(c) Neither the Collateral Trustee nor any of its representatives, successors, assigns, partners, members, investors, shareholders, attorneys, affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of a Person authorized hereunder, the Intercreditor Agreement or under the Indenture or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. Neither the Collateral Trustee nor any of its representatives, successors, assigns, partners, members, investors, shareholders, attorneys, affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of a Grantor; (iii) the receipt of items required to be delivered to the Collateral Trustee; or (iv) the validity, effectiveness or genuineness of this Agreement, the Intercreditor Agreement, the other Indenture Documents or any other instrument or writing furnished in connection herewith. The Collateral Trustee shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties. The Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Intercreditor Agreement or any other Indenture Document or any other document furnished in connection herewith or therewith in accordance with a direction or a request of an authorized Person pursuant to the terms of this Agreement, the Intercreditor Agreement or the Indenture.

(d) [Intentionally Omitted].

(e) In entering into this Agreement, and in taking (or refraining from) any actions under or pursuant to this Agreement, the Collateral Trustee shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Intercreditor Agreement, the Indenture or the other Indenture Documents including but not limited to the right to request and receive an Officers’ Certificate and Opinion of Counsel pursuant to the Indenture.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with, as applicable, Section 13.01 or Section 13.02 of the Indenture.

8.2 Notices. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in the Indenture.

8.3 Waivers. To the extent permitted under applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Section 8.2 hereof, at least ten (10) days prior (or such shorter period as may be commercially reasonable) to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Trustee or any other Secured Party arising out of the exercise of any rights and/or remedies hereunder, including, without limitation, the repossession, retention or sale of the Collateral, except such as arise out of the gross negligence, bad faith or willful misconduct of the Collateral Trustee or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Trustee or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

8.4 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay or reimburse the Collateral Trustee for its reasonable out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Trustee, in each case, to the same extent the Company would be required to do so pursuant to Section 10.06 of the Indenture.

(b) Each Grantor agrees to pay, and to indemnify and save the Collateral Trustee and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to indemnify and save the Collateral Trustee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Company would be required to do so pursuant to Section 10.06 of the Indenture.

(d) The agreements in this Section 8.5 shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture and the Indenture Documents.

8.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee and the Holders unless otherwise expressly permitted under the Indenture.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, .pdf or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement, the Indenture and the other Indenture Documents represent the agreement of the Grantors, the Collateral Trustee and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, or agreements by the Collateral Trustee, Grantors or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Indenture and the other Indenture Documents.

8.11 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors, should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, or any similar proceeding is initiated or undertaken and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.13 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Indenture Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York ; consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, for itself each other Grantor at its address referred to in Section 21.03 of the Indenture;

(c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect, special, exemplary, punitive or consequential damages.

8.14 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Indenture Documents to which it is a party;

(b) neither the Collateral Trustee nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Indenture Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Indenture Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.15 WAIVER OF JURY TRIAL. EACH OF THE GRANTORS AND THE COLLATERAL TRUSTEE HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY,

VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.16 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 7.07 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.17 Releases. Collateral shall be automatically released from the Lien created by this Agreement to the extent provided in Section 6.04 of the Indenture.

8.18 Inconsistencies with the Intercreditor Agreement.

(a) Notwithstanding anything to the contrary in this Agreement or in any other Indenture Document, to the extent any provision of this Agreement or any other Loan Document conflicts with the terms of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern.

(b) Notwithstanding anything to the contrary in this Agreement or in any other Indenture Document, the Liens granted to Collateral Trustee pursuant to this Agreement and the other Indenture Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Intercreditor Agreement.

(c) The Grantors authorize the Collateral Trustee to communicate with the ABL Loan Agent and ABL Lenders under the ABL Credit Agreement, the Term Agent and Term Lenders under the Term Credit Agreement, and any other Person who is, or becomes a party to the Intercreditor Agreement, with respect to any matter, including, without limitation, the Obligations, the ABL Loan Obligations, the Term Loan Obligations, the Intercreditor Agreement, the Indenture Documents, the ABL Documents and the Term Documents (and the obligations of the Grantors thereunder), and any other matter relating to, or arising out of such matters.

[Signature Pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

NES, LLC

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION ACQUISITIONS (U.S.), LLC

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: Chief Financial Officer, General Counsel and Secretary

COLLATERAL TRUSTEE:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

ANNEX 1 TO

PLEDGE AND SECURITY AGREEMENT

ASSUMPTION AGREEMENT, (“Assumption Agreement”) dated as of                                 , 20    , made by                                                  , a                                               (the “Additional Grantor”), in favor of Wilmington Savings Fund Society, FSB, as collateral trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, SAExploration Holdings, Inc., a Delaware corporation (the “Company”), the guarantors party thereto, Wilmington Savings Fund Society, FSB, as Trustee and the Collateral Trustee, entered into that certain Senior Secured Convertible Notes Indenture dated as of September 26, 2018 (as amended, restated modified or supplemented from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company and its Subsidiaries have entered into the Pledge and Security Agreement dated as of September 26, 2018 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Trustee for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Pledge and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.16 of the Security Agreement, hereby (a) becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor, (b) expressly assumes all obligations and liabilities of a Grantor thereunder, and (c) unconditionally grants and pledges to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in and to all of Additional Grantor’s right, title, and interest in and to the Collateral. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                         1 to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties regarding such Grantor contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING SUBMISSION TO JURISDICTION AND JURY TRIAL WAIVER SET FORTH IN SECTIONS 8.13 AND 8.15 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[1]	Refer to each Schedule which needs to be supplemented.

Annex 1 - 1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1 - 1

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

[FORM OF] COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of [                                ], 2018, is among each of the undersigned (each, a “Grantor” and collectively, the “Grantors”), and Wilmington Savings Fund Society, FSB, as collateral trustee (in such capacity, together with any of its successors and permitted assigns, the “Collateral Trustee”) for the benefit of the Secured Parties (as defined in the Indenture referred to below).

W I T N E S S E T H:

A. The Grantors, and Wilmington Savings Fund Society, FSB, as Trustee and Collateral Trustee, have entered into that certain Senior Secured Convertible Notes Indenture dated as of September 26, 2018 (as it may be amended, restated, supplemented, or modified from time to time, the “Indenture”).

B. In order to induce the Holders to acquire the Notes issued pursuant to the Indenture, the Grantors and the Collateral Trustee entered into that certain Pledge and Security Agreement dated as of September 26, 2018 (as it may be amended, restated, supplemented, or modified from time to time, the “Security Agreement”) pursuant to which each Grantor has granted to Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all Collateral, including, without limitation, the Copyright Collateral (as defined below), in each case whether now owned or existing or hereafter acquired or arising and wherever located to secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise, of all Secured Obligations (as defined in the Security Agreement).

C. The Grantors and the Secured Parties contemplate and intend that Collateral Trustee shall have all rights of a secured party in and to the Copyright Collateral and any proceeds thereof, including, without limitation, if an Event of Default (as defined in the Indenture) shall occur and be continuing, the right to exercise its remedies under, among other agreements, the Indenture and the Security Agreement and the other Indenture Documents (as defined in the Indenture), subject in all respects to the terms and provisions of such agreements and the Intercreditor Agreement, in connection with all of Grantors’ right, title and interest in such Copyright Collateral.

D. Pursuant to the Indenture, the Security Agreement and the other Indenture Documents, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, terms defined in the Indenture or the Security Agreement and used herein have the meaning given to them in, as applicable, the Indenture or the Security Agreement.

A-1

Section 2. Grant of Security Interest in Copyrights

Each Grantor hereby grants and confirms any grant made pursuant to the Security Agreement, as the case may be, to the Collateral Trustee, for the benefit of the Secured Parties, of a security interest in, and continuing lien on, all of such Grantor’s right, title and interest in, to and under the Copyrights, including but not limited to the registered Copyrights listed in Schedule A hereto, in each case whether registered or unregistered, now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Copyright Collateral”). Notwithstanding anything contained in this Agreement to the contrary, “Copyright Collateral” shall not include Excluded Property.

Section 3. Security for Obligations

This Agreement secures, and the Copyright Collateral is collateral security for, the prompt and complete payment or performance in full when due of all Secured Obligations.

Section 4. Security Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Trustee, for the benefit of the Secured Parties, pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Trustee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

Section 5. Recordation

The Grantors hereby authorize and request that the Register of Copyrights and any other applicable government officer record this Agreement.

Section 6. Miscellaneous

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING SUBMISSION TO JURISDICTION AND JURY TRIAL WAIVER SET FORTH IN SECTIONS 8.13 AND 8.15 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be as effective as delivery of an original executed counterpart of this Agreement.

[Remainder of Page Intentionally Left Blank]

A-2

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

SAEXPLORATION, INC.

By:
Name:
Title:

SAEXPLORATION SUB, INC.

By:
Name:
Title:

NES, LLC

By:
Name:
Title:

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:
Name:
Title:

SAEXPLORATION ACQUISITIONS (U.S.), LLC

By:
Name:
Title:

COLLATERAL TRUSTEE:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

By:
Name:
Title:

SCHEDULE A

[List of copyrights]

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

[FORM OF] PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (this “Agreement”), dated as of [                                ], 2018, is among each of the undersigned (each, a “Grantor” and, collectively, the “Grantors”), and Wilmington Savings Fund Society, FSB, as collateral trustee (in such capacity, together with any of its successors and permitted assigns in such capacity, the “Collateral Trustee”) for the benefit of the Secured Parties (as defined in the Indenture referred to below).

W I T N E S S E T H:

A. The Grantors, and Wilmington Savings Fund Society, FSB, as Trustee and Collateral Trustee, entered into that certain Senior Secured Convertible Notes Indenture dated as of September 26, 2018 (as it may be amended, restated, supplemented, or modified from time to time, the “Indenture”).

B. In order to induce the Holders to acquire the Notes issued pursuant to the Indenture, the Grantors and the Collateral Trustee entered into that certain Pledge and Security Agreement dated as of September 26, 2018 (as it may be amended, restated, supplemented, or modified from time to time, the “Security Agreement”) pursuant to which each Grantor has granted to Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all Collateral, including, without limitation, the Patent Collateral (as defined below), in each case whether now owned or existing or hereafter acquired or arising and wherever located to secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise, of all Secured Obligations (as defined in the Security Agreement).

C. The Grantors and the Secured Parties contemplate and intend that Collateral Trustee shall have all rights of a secured party in and to the Patent Collateral and any proceeds thereof, including, without limitation, if an Event of Default (as defined in the Indenture) shall occur and be continuing, the right to exercise its remedies under, among other agreements, the Indenture and the Security Agreement and the other Indenture Documents (as defined in the Indenture), subject in all respects to the terms and provisions of such agreements and the Intercreditor Agreement, in connection with all of Grantors’ right, title and interest in such Patent Collateral.

D. Pursuant to the Indenture, the Security Agreement and the other Indenture Documents, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1 DEFINED TERMS

Unless otherwise defined herein, terms defined in the Indenture or the Security Agreement and used herein have the meaning given to them in, as applicable, the Indenture or the Security Agreement.

SECTION 4 GRANT OF SECURITY INTEREST IN PATENTS

Each Grantor hereby grants and confirms any grant made pursuant to the Security Agreement, as the case may be, to the Collateral Trustee, for the benefit of the Secured Parties, of a security interest in, and continuing lien on, all of such Grantor’s right, title and interest in, to and under the Patents, including but not limited to the registered Patents listed in Schedule A hereto, in each case whether registered or unregistered, now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Patent Collateral”). Notwithstanding anything contained in this Agreement to the contrary, “Patent Collateral” shall not include Excluded Property.

SECTION 3. SECURITY FOR OBLIGATIONS

This Agreement secures, and the Patent Collateral is collateral security for, the prompt and complete payment or performance in full when due of all Secured Obligations.

SECTION 4. SECURITY AGREEMENT

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Trustee, for the benefit of the Secured Parties, pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Trustee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

SECTION 5 RECORDATION

The Grantors hereby authorize and request that the Register of Patents and any other applicable government officer record this Agreement.

SECTION 6 MISCELLANEOUS

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING SUBMISSION TO JURISDICTION AND JURY TRIAL WAIVER SET FORTH IN SECTIONS 8.13 AND 8.15 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be as effective as delivery of an original executed counterpart of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

SAEXPLORATION, INC.

By:
Name:
Title:

SAEXPLORATION SUB, INC.

By:
Name:
Title:

NES, LLC

By:
Name:
Title:

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:
Name:
Title:

SAEXPLORATION ACQUISITIONS (U.S.), LLC

By:
Name:
Title:

COLLATERAL TRUSTEE:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

By:
Name:
Title:

SCHEDULE A

[List of patents]

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

[FORM OF] TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of [                            ], 2018, is among each of the undersigned (each, a “Grantor” and, collectively, the “Grantors”), and Wilmington Savings Fund Society, FSB, as collateral trustee (in such capacity, together with any of its successors and permitted assigns, the “Collateral Trustee”) for the benefit of the Secured Parties (as defined in the Indenture referred to below).

W I T N E S S E T H:

A. The Grantors, and Wilmington Savings Fund Society, FSB, as Trustee and Collateral Trustee entered into that certain Senior Secured Convertible Notes Indenture dated as of September 26, 2018 (as it may be amended, restated, supplemented, or modified from time to time, the “Indenture”).

B. In order to induce the Holders to acquire the Notes issued pursuant to the Indenture, the Grantors and the Collateral Trustee entered into that certain Pledge and Security Agreement dated as of September 26, 2018 (as it may be amended, restated, supplemented, or modified from time to time, the “Security Agreement”) pursuant to which each Grantor has granted to Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all Collateral, including, without limitation, the Trademark Collateral (as defined below), in each case whether now owned or existing or hereafter acquired or arising and wherever located to secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise, of all Secured Obligations (as defined in the Security Agreement).

C. The Grantors and the Secured Parties contemplate and intend that Collateral Trustee shall have all rights of a secured party in and to the Trademark Collateral and any proceeds thereof, including, without limitation, if an Event of Default (as defined in the Indenture) shall occur and be continuing, the right to exercise its remedies under, among other agreements, the Indenture and the Security Agreement and the other Indenture Documents (as defined in the Indenture), subject in all respects to the terms and provisions of such agreements and the Intercreditor Agreement, in connection with all of Grantors’ right, title and interest in such Trademark Collateral.

D. Pursuant to the Indenture, the Security Agreement and the other Indenture Documents, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1 DEFINED TERMS

Unless otherwise defined herein, terms defined in the Indenture or the Security Agreement and used herein have the meaning given to them in, as applicable, the Indenture or the Security Agreement.

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SECTION 2 GRANT OF SECURITY INTEREST IN TRADEMARKS

Each Grantor hereby grants and confirms any grant made pursuant to the Security Agreement, as the case may be, to the Collateral Trustee, for the benefit of the Secured Parties, of a security interest in, and continuing lien on, all of such Grantor’s right, title and interest in, to and under the Trademarks and the goodwill of the business symbolized thereby, including but not limited to the registered Trademarks listed in Schedule A hereto, in each case whether registered or unregistered, now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Trademark Collateral”). Notwithstanding the foregoing, the term “Trademark Collateral” shall not include any Excluded Property.

SECTION 3 SECURITY FOR OBLIGATIONS

This Agreement secures, and the Trademark Collateral is collateral security for, the prompt and complete payment or performance in full when due of all Secured Obligations.

SECTION 4 SECURITY AGREEMENT

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Trustee, for the benefit of the Secured Parties, pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Trustee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

SECTION 5 RECORDATION

The Grantors hereby authorize and request that the Register of Trademarks and any other applicable government officer record this Agreement.

SECTION 6 MISCELLANEOUS

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING SUBMISSION TO JURISDICTION AND JURY TRIAL WAIVER SET FORTH IN SECTIONS 8.13 AND 8.15 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be as effective as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

SAEXPLORATION, INC.

By:
Name:
Title:

SAEXPLORATION SUB, INC.

By:
Name:
Title:

NES, LLC

By:
Name:
Title:

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:
Name:
Title:

SAEXPLORATION ACQUISITIONS (U.S.), LLC

By:
Name:
Title:

COLLATERAL TRUSTEE:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

By:
Name:
Title:

SCHEDULE A

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